EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in the Registration Statement No. 33-61724 of MEDIQ Incorporated and subsidiaries on Form S-2 of our report dated December 30, 1998, appearing in this Annual Report on Form 10-K of MEDIQ Incorporated and subsidiaries for the year ended September 30, 1998.


DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 30, 1998